Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277835

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 20, 2024)

Up to $2,512,330 Shares of Common Stock

We have entered into an At the Market Offering Agreement, dated March 11, 2024 (the “sales agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to the sale of shares of our common stock, par value $0.001 per share (the “common stock”), having an aggregate offering price of up to $2,512,330 from time to time through or to Wainwright, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus. We have sold $5,143,594 of our securities pursuant to the sales agreement as of the date of this prospectus supplement.

Sales of shares of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Stock Market (“Nasdaq”) or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of shares but will use its commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the sales agreement on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As sales agent, Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold under the sales agreement. In connection with the sale of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or the public float, was $22,967,772, which was calculated based on 1,283,833 outstanding shares of common stock held by non-affiliates at a price of $17.89 per share of common stock, the closing price of our common stock on November 11, 2024, as reported on the Nasdaq Capital Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares of our common stock pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the twelve calendar months prior to, and including, the date of this prospectus supplement, we have sold $5,143,594 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CVKD.” On December 18, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $12.96 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 20, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a shelf registration statement on Form S-3 (File No. 333-277835) that we have filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024 and was declared effective by the SEC on March 20, 2024, utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities having an aggregate offering price of up to $100,000,000 under the accompanying base prospectus. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus. Before buying any of the shares of our common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we may provide to you in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

S-ii

Furthermore, you should not consider this prospectus supplement and the accompanying base prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying base prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference herein and therein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

On August 19, 2024, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse stock split (the “Reverse Stock Split”) of our common stock that became effective at 12:01 a.m. Eastern Time on August 20, 2024. All references to common stock, warrants to purchase common stock, stock options to purchase common stock, share data, per share data and related information contained in this prospectus supplement have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cadrenal,” the “Company,” “we,” “us,” “our” and similar references refer to Cadrenal Therapeutics, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

S-iii

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus supplement, including our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, the risks and uncertainties under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which are incorporated by reference into this prospectus supplement. Additional factors are discussed under the section entitled “Risk Factors” in this prospectus supplement, the accompanying base prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

 The items in the following summary are described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein and in the accompanying base prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement and the accompanying base prospectus, especially the “Risk Factors” sections beginning on page S-6 of this prospectus supplement and page 6 of the accompanying base prospectus, and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision. All share number and exercise price information presented in this prospectus supplement reflects a 1-for-15 reverse stock split of our common stock, which was effected on August 20, 2024.

Our Company

We are developing tecarfarin, a new Vitamin K Antagonist (VKA) chronic anticoagulant (blood thinner) to prevent heart attacks, strokes, and deaths due to thrombosis (blood clots) in patients with implanted cardiac devices or rare cardiovascular conditions. The prevailing treatment for thrombosis is an oral anticoagulant, either a VKA, like warfarin, or a direct oral anticoagulant, (“DOAC”). VKAs block the production of vitamin K-dependent blood clotting factors, such that the blood is “thinned,” preventing clots, while DOACs directly block the activity of certain of these clotting factors. Tecarfarin, like warfarin, is a VKA.

Tecarfarin, a once-daily oral and reversible anticoagulation treatment, is expected to improve outcomes and reduce overall healthcare costs for patients that are not well served by currently available VKAs and for which DOACs are contraindicated or lack clinical evidence of efficacy. This includes patients with LVADs, patients with ESKD and AFib, and patients with mechanical heart valves, among others, where the need for VKA-dependent chronic anticoagulation has been underscored by recent clinical studies.

Tecarfarin is specifically designed to provide safer and more effective anticoagulation than the most commonly prescribed VKA, warfarin.

We anticipate that tecarfarin will address many of the bleeding and other adverse events and drug-to-drug interaction challenges of warfarin because tecarfarin is metabolized using a different metabolic pathway.

Extensive data indicates that tecarfarin may avoid kidney impairment problems, which are common in these patients. Late-stage clinical trials show that tecarfarin may offer enhanced stability and time in therapeutic range (TTR) that inversely correlates with major events. Cadrenal aims to show that tecarfarin will provide less dosing variability, enhancing the quality of care for patients and reducing the time-consuming and costly hassles of dosing adjustments for healthcare providers. We believe tecarfarin is the only new anticoagulant being developed for patients with implanted cardiac devices and certain other rare cardiovascular conditions. Despite breakthrough implanted cardiac device products by leading medical device companies such as Abbott, patients still depend on 70-year-old warfarin for the indefinite future.

Tecarfarin has an orphan drug designation from the U.S. Food and Drug Administration (the “FDA”) for the prevention of thrombosis and thromboembolism (blood clots) in patients with an implanted mechanical circulatory support device, which includes left ventricular assist device (LVAD), a heart pump. Tecarfarin also has orphan drug and fast-track designations from the FDA for the prevention of systemic thromboembolism of cardiac origin in patients with end-stage kidney disease (ESKD) and atrial fibrillation (AFib).

Tecarfarin has been evaluated in eleven (11) human clinical trials in over 1,000 individuals; (269 patients were treated for at least six months and 129 patients were treated for one year or more). In Phase 1, Phase 2 and Phase 2/3 clinical trials, tecarfarin has generally been well-tolerated in both healthy adult subjects and patients with chronic kidney disease (“CKD”). In the Phase 2/3 trial, EMBRACE-AC, the largest tecarfarin trial with 607 patients having completed it including those with mechanical heart valves, only 1.6% of the blinded tecarfarin subjects suffered from major bleeding and there were no thrombotic events.

Tecarfarin was developed by researchers using a small molecule “retrometabolic” drug design process which targets a different metabolic pathway than the most commonly prescribed drugs for the treatment of thrombosis and AFib. “Drug metabolism” refers to the process by which a drug is inactivated by the body and rendered easier to eliminate or to be cleared by the body. Most approved drugs, including warfarin, the only FDA-approved VKA, which is a prescribed drug for the treatment of thrombosis, are metabolized in the liver through a pathway known as the Cytochrome CYP450 system, or CYP450, by the enzymes known as CYP2C9 and CYP3A4.

By using a different metabolic pathway, tecarfarin eliminates or minimizes the CYP450 metabolism in the liver. Patients taking multiple medications that interact with CYP2C9, or CYP3A4, or those with impaired kidney function, can experience an overload in the pathway, creating a bottleneck that often leads to insufficient clearance, which results in a toxic build-up of one or more drugs. In some instances, patients taking multiple medications metabolized by the same CYP450 pathway may experience decreased efficacy of one or more of the medications due to rapid metabolism or increased drug effect and/or toxicity due to enzyme induction. Patient-specific genetic differences can also hinder drug clearance in the CYP450 pathway. Our product candidate tecarfarin was designed to follow a metabolic pathway distinct from the CYP450 pathway and is metabolized by both CYP450 and non-CYP450 pathways. We believe this may allow elimination by large capacity and non-saturable tissue esterase pathways that exist throughout the body rather than just in the liver.

There are approximately 15,000 patients in the U.S. with LVADs, and recent randomized controlled trials in LVAD patients have documented that currently available VKAs yield poor quality anticoagulation despite the tight management of anticoagulation in the clinical trial setting. Implantable LVAD therapy is used to improve quality of life, alleviate symptoms, and extend survival rates in patients with advanced heart failure, irrespective of eligibility for cardiac transplant. Patients with LVADs require chronic anticoagulation to reduce the risk of thromboembolic complications, and under the currently available anticoagulants, they commonly experience bleeding events. Recent data reveals that the current standard of care anticoagulant, warfarin, yields suboptimal levels of anticoagulation, leading to excess bleeding complications. LVAD patients require life-long anticoagulant therapy to reduce the risk of pump thrombosis and anticoagulation management in patients with LVADs continues to be a challenge. Patients and their clinicians are faced with the daily challenge of balancing the need for adequate anticoagulation versus the bleeding risks that are associated with excess anticoagulation. Warfarin is the only available oral anticoagulant for all currently available LVAD devices, however, warfarin is known to be a difficult medication to manage due to its labile metabolism, and its many drug-drug interactions which also impacts the stability of anticoagulation.

In patients with LVADs, recent data also highlights the need for a next generation VKA anticoagulant. The ARIES-HM3 study was designed to evaluate the need for chronic aspirin treatment in patients with the newest LVAD, the HeartMate3. The use of aspirin in LVAD patients was standard but had never been proven to be beneficial. The ARIES study randomized LVAD patients to continue aspirin, along with warfarin, versus warfarin alone. The main finding of the study revealed that aspirin is not helpful in LVAD patients; however, since all patients were receiving warfarin and had careful monitoring of the quality of anticoagulation, the study also provided the opportunity to determine if the quality of anticoagulation provided by warfarin, had an impact on patient outcomes. The analysis of this carefully controlled and monitored study showed that the average time in the therapeutic range was only 56% with warfarin, far below the target of 70%, and that, despite the superior design of the HM3 device, poor quality anticoagulation was associated with excess thrombotic and bleeding events.

Corporate Information

We were incorporated as a Delaware corporation in January 2022. Our principal executive offices are located at 822 A1A North, Suite 306, Ponte Vedra, Florida 32082, and our telephone number is (904) 300-0701. Our website address is www.cadrenal.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” in our Securities Act filings;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002 (“SOX”).

We may take advantage of these exemptions until such time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

Recent Developments

Warrant Inducement Agreement

On November 1, 2024, we entered into a Warrant Inducement Letter Agreement dated as of November 1, 2024 (the “Warrant Inducement Agreement”) with an investor pursuant to which the investor agreed to exercise for cash previously issued warrants to purchase 285,715 shares of common stock (the “Existing Warrants”), at an exercise price of $16.50 per share. The transactions contemplated by the Warrant Inducement Agreement closed on November 4, 2024. We received aggregate gross proceeds of approximately $4.7 million, before deducting placement agent fees and other expenses payable by us. Net proceeds of this transaction were approximately $4.2 million.

In consideration of the investor’s agreement to exercise the Existing Warrants at the reduced exercise price of $16.50 per share, which included the payment of $0.125 per new warrant, in accordance with the Warrant Inducement Agreement, we issued to the holder of the Existing Warrants new unregistered Series A-1 warrants to purchase an aggregate of 285,715 shares of common stock, equal to 100% of the number of shares issued upon exercise of the Existing Warrants and new unregistered Series A-2 warrants to purchase an aggregate of 285,715 shares of Common Stock, equal to 100% of the number of shares issued upon exercise of the Existing Warrants . The Series A-1 warrants are immediately exercisable, at an exercise price of $16.50 per share, for a term of five (5) years from the date of issuance and the Series A-2 warrants are immediately exercisable, at an exercise price of $16.50 per share, for a term of 18 months from November 22, 2024 (the date that the registration statement registering the resale of the shares issuable upon exercise of the Series A-1 warrants and Series A-2 warrants is declared effective by the SEC).

At-the-Market Facility

During the quarter ended September 30, 2024, we sold 154,144 shares of common stock pursuant to the sales agreement with Wainwright, resulting in gross proceeds of $1,635,777. During October 2024, we sold an additional 237,099 shares of our common stock pursuant to the sales agreement. The October 2024 sales were made at a weighted average price of $14.79 per share, resulting in total gross proceeds of $3,507,817.

Reverse Stock Split

On August 19, 2024, we filed a Certificate of Amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse stock split (the “Reverse Stock Split”) of our common stock that became effective at 12:01 a.m. Eastern Time on August 20, 2024. The Reverse Stock Split reduced the number of outstanding shares of common stock from approximately 16 million shares to approximately 1.1 million shares and the ownership percentage of each shareholder remains unchanged other than as a result of fractional shares, which were eliminated as a result of the Reverse Stock Split, with stockholders who otherwise would have been entitled to receive a fractional share of common stock receiving a cash payment in lieu thereof.

THE OFFERING

Issuer	Cadrenal Therapeutics, Inc.

Common stock to be offered by us pursuant to this prospectus supplement	193,852 shares of our common stock having an aggregate offering price of up to $2,512,330 at an assumed offering price of $12.96 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 18, 2024.

Common stock to be outstanding after the offering	Up to 1,976,338 shares of our common stock (as more fully described in the notes following this table), assuming sales of $2,512,330 of shares of our common stock, or 193,852 shares of our common stock in this offering at an assumed offering price of $12.96 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 18, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time for our common stock in the United States through or to Wainwright, as sales agent or principal. See the section entitled “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including, including, to acquire, license or invest in assets, businesses, technologies, product candidates or other intellectual property and to repurchase securities. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section on page S-6 of this prospectus supplement, page 6 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Trading Symbol	“CVKD”

Unless we indicate otherwise, all information in this prospectus is based on 1,782,486 shares outstanding as of December 18, 2024. The number of shares outstanding as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	156,334 shares of our common stock issuable upon the exercise of outstanding stock options as of December 18, 2024, with a weighted-average exercise price of $13.20 per share;

●	615,940 shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock outstanding as of December 18, 2024, with a weighted-average exercise price of $17.82 per share; and

●	141,303 shares of our common stock reserved for future issuance under our 2022 Successor Equity Incentive Plan (the “2022 Plan”) as of December 18, 2024.

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, any subsequent Annual Reports on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase any of the common stock being offered under this prospectus supplement. If any of the risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement or the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus as a result of different factors, including the risks we face described below.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including, to acquire, license or invest in assets, businesses, technologies, product candidates or other intellectual property and to repurchase securities. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of our common stock and 7,500,000 shares of preferred stock. In certain circumstances, shares of our common stock and preferred stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of Directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of our common stock and preferred stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

As stated above, we have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as adjusted pro forma net tangible book value per share of our common stock after giving effect to this offering. Assuming we sell an aggregate amount of $2,512,330 in this offering at an assumed public offering price of $12.96 per share, the closing price per share of our common stock on The Nasdaq Capital Market on December 18, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution in net tangible book value of $6.30 per share, representing a difference between the assumed public offering price per share and our as adjusted pro forma net tangible book value per share after this offering. To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our common stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of our common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of our common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with the sales agent and compliance with applicable law, we have the discretion to deliver placement notices to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the sales agent.

The shares of common stock offered under this prospectus supplement and accompanying base prospectus will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $2,512,330 from time to time under this prospectus supplement and the accompanying base prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under or fully utilize the sales agreement with Wainwright as a source of financing.

We intend to use the net proceeds, if any, from the sales of shares of our common stock offered by this prospectus supplement and the accompanying base prospectus for working capital and general corporate purposes, including, to acquire, license or invest in assets, businesses, technologies, product candidates or other intellectual property and to repurchase securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board of Directors believes the flexibility in application of the net proceeds is prudent.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs and the amount of funding, if any, received from grants. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

Our net tangible book value as of September 30, 2024 was approximately $3.4 million, or $2.76 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2024. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of September 30, 2024 was $11.0 million or $6.09 per share. Pro forma net tangible book value represents net tangible book value adjusted to take into account the issuance, subsequent to September 30, 2024, of: (i) 25,000 shares of restricted common stock to a consultant; (ii) 237,099 shares of common stock pursuant to the sales agreement and our receipt of approximately $3.3 million in net proceeds in connection therewith; and (iii) 285,715 upon exercise of the Existing Warrants and our receipt of net proceeds of approximately $4.2 million, pursuant to the Warrant Inducement Agreement. After giving effect to the pro forma adjustments described in the preceding sentence and the sale of 193,852 shares of our common stock in this offering at an assumed offering price of $12.96 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 18, 2024, and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of September 30, 2024 would have been approximately $13.2 million, or $6.66 per share. This represents an immediate increase in as adjusted pro forma net tangible book value of $0.57 per share to existing stockholders and an immediate dilution of $6.30 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$12.96
Pro forma net tangible book value per share as of September 30, 2024	$6.09
Increase in pro forma net tangible book value per share attributable to this offering	$0.57
As adjusted pro forma net tangible book value per share as of September 30, 2024, after giving effect to this offering		$6.66
Dilution per share to new investors purchasing our common stock in this offering		$6.30

The table above assumes for illustrative purposes that an aggregate of 193,852 shares of our common stock are sold during the term of the sales agreement with Wainwright beginning on the date of this prospectus supplement at an assumed price of $12.96 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 18, 2024, for aggregate gross proceeds of $2,512,330. The shares subject to the sales agreement with Wainwright are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $13.96 per share, assuming all of our common stock in the aggregate amount of $2,512,330 during the term of the sales agreement with Wainwright is sold at that price, would increase our as adjusted pro forma net tangible book value per share after the offering to $6.71 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $7.25 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, to $11.96 per share, assuming all of our common stock in the aggregate amount of $2,512,330 during the term of the sales agreement with Wainwright is sold at that price, would decrease our as adjusted pro forma net tangible book value per share after the offering to $6.61 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $5.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The table and discussion above are based on 1,234,672 shares of common stock issued and outstanding as of September 30, 2024 and excludes as set forth below, as of that date:

●	156,334 shares of our common stock issuable upon the exercise of outstanding stock options as of September 30, 2024, with a weighted-average exercise price of $13.20 per share;

●	311,653 shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock outstanding as of September 30, 2024, with a weighted-average exercise price of $[ ] per share; and

●	141,303 shares of our common stock reserved for future issuance under our 2022 Plan as of September 30, 2024.

To the extent that any outstanding options are exercised, new options or shares of restricted stock are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Wainwright under which we may issue and sell our common stock from time to time through Wainwright acting as sales agent, subject to certain limitations, pursuant to this prospectus supplement and the accompanying base prospectus. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Stock Market or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Wainwright of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Wainwright under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Wainwright commissions for its services in acting as agent in the sale of common stock. Wainwright will be entitled to a commission in an amount equal to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse Wainwright for fees and disbursements related to its legal counsel in an amount not to exceed $50,000, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees. We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the sales agreement, will be approximately $145,000.

Settlement for sales of common stock will generally occur on the first business day, or such shorter settlement cycle that is in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf in this offering, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the sales agreement as provided therein.

Wainwright and its affiliates has provided, and may in the future provide, various investment banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. In November 2024, Wainwright acted as our placement agent in connection with the Warrant Inducement Agreement and received customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Blank Rome LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the Sales Agent in this offering.

EXPERTS

WithumSmith+Brown, PC, our independent registered public accounting firm, has audited the financial statements of Cadrenal Therapeutics, Inc. included in our Annual Report on Form 10-K as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from January 25, 2022 (inception) through December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor the sales agent has authorized any person to provide you with different information. We are not making an offer of these shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our SEC filings are also available on our website, www.cadrenal.com under the heading “Investors—SEC Filings.” The reference to our website is an inactive textual reference only, the information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this prospectus supplement. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. The SEC file number for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is 001-41596. The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 11, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 9, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 7, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 7, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on February 12, 2024, March 5, 2024, March 12, 2024, April 9, 2024 (other than as indicated therein), May 9, 2024, July 31, 2024, August 6, 2024 (other than as indicated therein), August 16, 2024, August 20, 2024, September 5, 2024, September 25, 2024 (other than as indicated therein), October 24, 2024 (other than as indicated therein) and November 4, 2024;

●	Our Current Report on Form 8-K/A filed with the SEC on February 15, 2024; and

●	The description of our common stock is set forth in our registration statement on Form 8-A filed with the SEC on January 17, 2023, as updated by the description of our common stock filed as Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus supplement) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the shares of common stock by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cadrenal Therapeutics, Inc.

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

Telephone: (904) 300-0701

Attn: Investor Relations

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any subsequently filed supplement to this prospectus supplement, or document deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such statement.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $100,000,000 of any combination of our common stock, preferred stock, debt securities, warrants, or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock upon conversion of preferred stock, common stock or preferred stock upon conversion of debt securities, or common stock, preferred stock or debt securities upon the exercise of warrants or units.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CVKD.” On March 8, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.67 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates is $15,431,192, which is calculated based on 8,478,677 shares of our outstanding common stock held by non-affiliates and a price of $1.82 per share, the closing price of our common stock on January 31, 2024, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered or sold any shares of our common stock pursuant to General Instruction I.B.6 to Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6  of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 of common stock and preferred stock, debt securities, warrants to purchase any of such securities, either individually or as units in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cadrenal,” the “Company,” “we,” “us,” “our” and similar references refer to Cadrenal Therapeutics, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are developing tecarfarin, our drug candidate, for unmet needs in anticoagulation therapy. Tecarfarin is a late-stage novel oral and reversible anticoagulant (blood thinner) to prevent heart attacks, strokes, and deaths due to blood clots in patients with rare cardiovascular conditions requiring chronic anticoagulation.

There is a lack of approved anticoagulation therapies for certain rare cardiovascular conditions requiring chronic anticoagulation, such as patients with left ventricular assist devices (LVADs), patients with mechanical heart valves, patients with end-stage kidney disease (ESKD) and atrial fibrillation (AFib), and patients with thrombotic anti-phospholipid syndrome (APS). For patients with these conditions, treatment guidelines, not randomized controlled trials, direct the recommended use of a vitamin K antagonist (VKA) such as warfarin, despite warfarin’s failure to achieve sufficiently stable anticoagulation in these patients. Additionally, direct-acting oral anticoagulants (DOACs) like Eliquis and Xarelto have either not shown clinical benefits in these and certain other patient populations, or their efficacy and safety remains uncertain.

At the time the investigation new drug application (IND) for tecarfarin was filed by its initial sponsor, warfarin was the only other marketed oral anticoagulant, and the strategy was to develop tecarfarin as an alternative VKA with a superior efficacy and safety over warfarin for a broad range of indications including AFib, deep vein thrombosis (DVT), pulmonary embolism (PE), prevention of pulmonary embolism in patients with venous thrombosis, DVT prevention in patients undergoing certain surgical procedures, thrombosis prevention in patients with mechanical heart valves, and prevention of thrombotic complications in patients after a myocardial infarction (heart attack), among others.

When tecarfarin clinical trials were being conducted by the initial sponsor, the DOACs were approved by demonstrating through a series of clinical studies to be non-inferior to warfarin in certain indications, including AFib in the general population, prevention of pulmonary embolism in patients with venous thrombus, prevention of deep vein thrombosis in patients undergoing certain surgical procedures, among others. These DOAC clinical studies resulted in a change in the standard of care for a large percentage of the population that had been previously treated with existing VKAs, the same population also initially targeted by prior tecarfarin IND sponsors. Most importantly, blood testing was not required of patients on DOACs. Thus, the original broad-label development plan for tecarfarin was challenged.

Accordingly, we are focusing the development of tecarfarin on rare cardiovascular conditions where patients are unable to achieve sufficiently stable chronic anticoagulation with warfarin, and where DOACs have either failed or their efficacy and safety remain unproven. This includes patients with LVADs, patients with ESKD and AFib, and patients with thrombotic APS, among others, where the need for VKA-dependent chronic anticoagulation still remains. While warfarin-treated patients have fared better than DOAC-treated patients in comparative studies in certain of these cardiovascular conditions, the event rates and quality of anticoagulation in warfarin-treated patients have repeatedly been shown to be insufficient.

The quality of anticoagulation provided by VKA has been defined by the assessment of “time in therapeutic range” (TTR) blood tests. This measurement quantifies the percentage of time that a patient’s International Normalized Ratio (INR), a measure of the degree of anticoagulation achieved, is in the target range. The target INR is 70%, however most studies have shown that warfarin fails to achieve this target, even in carefully controlled clinical trials. A major contributing factor to the failure of warfarin is its metabolism. Warfarin is metabolized via the cytochrome p450 (CYP450) pathway which results in unstable and variable pharmacokinetics (PK) due to 1) a large number of drugs that use this pathway (i.e. competition for the pathway which has limited capacity), 2) genetic variability in components of the pathway that result in altered rates of metabolism and 3) a number of drugs alter the activity of components of the pathway, either increasing or decreasing activity and therefore increasing or decreasing clearance of drugs metabolized by the pathway. The result is highly variable PK which translates into unstable levels of anticoagulation.

In 2019, tecarfarin was granted an orphan drug designation (ODD) by the United States Food and Drug Administration (FDA) for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with ESKD and AFib, and a fast-track designation was granted by the FDA in 2023. Patients with ESKD and AFib represent a spectrum of disorders involving both the heart and kidneys (known as cardiorenal syndrome or CRS) in which acute or chronic dysfunction in one organ may induce acute or chronic dysfunction in the other organ. There are more than 809,000 Americans with ESKD, with approximately 70% on dialysis. Approximately 100,000 to 150,000 ESKD patients also have AFib. AFib nearly doubles the anticipated mortality and increases the stroke risk by approximately five-fold in these patients. There are currently no effective anticoagulation treatment options for patients with ESKD and AFib. Commonly prescribed medications, such as warfarin and apixaban (Eliquis), may cause substantial harm, leading to outcomes such as stroke, systemic embolism, major bleeding, or death. Yet most trials of anticoagulant therapy to reduce the risk of such events have excluded these patients. These patients have typically been excluded from randomized clinical trials because approved therapies for AFib have metabolic profiles that may increase drug exposures in patients, thereby increasing known risks and challenges in managing patients with ESKD and AFib.

We have also applied for an orphan drug designation for the prevention of thrombosis and thromboembolism in patients with LVADs. There are approximately 15,000 patients in the U.S. with LVADs, and there is a need for randomized controlled trials in LVAD patients to determine the optimal antithrombotic regimen and find the most effective balance between thrombotic and bleeding complications. Implantable LVAD therapy is used to improve quality of life, alleviate symptoms, and extend survival rates in patients with advanced heart failure, irrespective of eligibility for cardiac transplant. Patients with LVADs require chronic anticoagulation to reduce the risk of thromboembolic complications, and they commonly experience bleeding events. Recent data reveals that the current standard of care anticoagulant, warfarin, yields suboptimal levels of anticoagulation, leading to excess bleeding complications. LVAD patients require life-long anticoagulant therapy to reduce the risk of pump thrombosis and anticoagulation management in patients with LVADs continues to be a challenge. Patients and their clinicians are faced with the daily challenge of needing adequate anticoagulation versus the bleeding risks that are associated with anticoagulation. Warfarin is the recommended oral anticoagulant for all currently available LVAD devices, however, warfarin is known to be a difficult medication to manage due to its narrow therapeutic window, and its many interactions.

The FDA grants ODD status to drugs that are intended for the treatment, diagnosis, or prevention of rare diseases or conditions, which are defined as a disease or condition that affect fewer than 200,000 people in the U.S. The ODD program provides a drug developer with certain benefits and incentives, including a seven-year period of U.S. marketing exclusivity from the date of marketing authorization, waiver of FDA user fees, and tax credits for clinical research. The granting of an orphan drug designation does not alter the FDA’s regulatory requirements to establish safety and effectiveness of a drug through adequate and well-controlled studies to support approval and commercialization. Furthermore, orphan drug designation does not indicate or guarantee FDA approval of the New Drug Application, or NDA, and we might not receive exclusivity. On January 13, 2023, the FDA designated as a Fast Track development program the investigation of tecarfarin for the prevention of systemic thromboembolism of cardiac origin in patients with ESKD and AFib. Fast Track is a process designed to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need.

Similarly in patients with LVADs, recent data also highlights the need for a next generation VKA anticoagulant. The ARIES-HM3 study was designed to evaluate the need for chronic aspirin treatment in patients with the newest LVAD, the HeartMate3. The use of aspirin in LVAD patients was standard but had never been proven to be beneficial. The ARIES study randomized LVAD patients to continued aspirin, along with warfarin. The main finding of the study revealed that aspirin is not helpful in LVAD patients; however, since all patients were receiving warfarin and had careful monitoring of the quality of anticoagulation, the study also provided the opportunity to determine if the quality of anticoagulation provided by warfarin, had an impact on patient outcomes. The predominant findings showed that the average time in the therapeutic range was only 56% with warfarin, far below the target of 70%, and that, despite the superior design of the HM3 device, poor quality anticoagulation was associated with excess thrombotic and bleeding events.

Corporate Information

We were incorporated as a Delaware corporation in January 2022. Our principal executive offices are located at 822 A1A North, Suite 306, Ponte Vedra, Florida 32082, and our telephone number is (904) 300-0701. Our website address is www.cadrenal.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Common Stock.

Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” in our Securities Act of 1933, as amended (the “Securities Act”), filings;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002 (“SOX”).

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of interest or dividends;

●	redemption, conversion, exercise, exchange or sinking fund terms;

●	ranking;

●	restrictive covenants;

●	voting or other rights;

●	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We are authorized to issue one class of Common Stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders, and are not entitled to cumulative voting rights. Holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. The payment of dividends, if any, on shares of our Common Stock are subject to the prior payment of dividends on any outstanding preferred stock, of which there is none at the time of the filing of the registration statement of which this prospectus is a part. Upon our liquidation or dissolution, the holders of our Common Stock are entitled to receive a pro rata portion of all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time. The holders of our Common Stock have no preemptive, subscription or redemption rights, and have no rights to convert their Common Stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of our Common Stock be issued. In addition, the rights of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

In this prospectus, we have summarized certain general features of our common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock

No shares of preferred stock are outstanding as of the date of this offering. Our Board of Directors is authorized, without action by our stockholders, to designate and issue up to 7,500,000 shares of preferred stock in one or more series. Our Board of Directors has the right to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of designated preferred stock. Our Board of Directors is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or as units in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.”

We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the specific unit agreement that contains the terms of the particular series of units we are offering, before the issuance of such units.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes, including the repurchase of securities. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, the relevant provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and Delaware corporate law. You are strongly encouraged to read our Certificate of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of the securities described below, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of:

●	75,000,000 shares of Common Stock, par value $0.001 per share; and

●	7,500,000 shares of preferred stock, par value $0.001 per share.

Certain provisions of our Certificate of Incorporation and our Bylaws summarized below, and under Delaware law, may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share, of which 16,008,469 shares are outstanding as of March 11, 2024.

We are authorized to issue one class of Common Stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders, and are not entitled to cumulative voting rights. Holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. The payment of dividends, if any, on shares of our Common Stock are subject to the prior payment of dividends on any outstanding preferred stock, of which there is none. Upon our liquidation or dissolution, the holders of our Common Stock are entitled to receive a pro rata portion of all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time. The holders of our Common Stock have no preemptive, subscription or redemption rights, and have no rights to convert their Common Stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of our Common Stock be issued. In addition, the rights of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The following description of our preferred stock will apply generally to any future preferred stock that we may offer, but is not complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement.

No shares of preferred stock are outstanding as of the date of this offering. Our Board of Directors is authorized, without action by our stockholders, to designate and issue up to 7,500,000 shares of preferred stock in one or more series. Our Board of Directors has the right to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of designated preferred stock. Our Board of Directors is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

The following summary of terms of preferred stock that we are offering is not complete. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Our board of directors will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series, all, as of the date of this prospectus, subject to approval of our stockholders. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing;

●	the provisions for a sinking fund;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Forum Selection

Our Certificate of Incorporation and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders; (iii) any action asserting a claim arising pursuant to the provisions of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, or the Company consents in writing to the selection of an alternative forum, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation and Bylaws also provide that the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action against under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Nothing in our Certificate of Incorporation or Bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Anti-Takeover Provisions

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Classified Board of Directors

Our board of directors is divided into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Proposals of Business and Nominations

Our Bylaws generally regulates proposals of business and nominations for election of directors by stockholders. In general, Section 5 requires stockholders intending to submit proposals or nominations at a stockholders’ meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Section 5 also provides a time period during which business or nominations must be provided to the Company that creates a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock

Our board of directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Board Vacancies

Our Bylaws generally provide that only our board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Stockholder Action by Written Consent

Our Certificate of Incorporation and our Bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting.

Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our board of directors, Chairman of the board of directors, or our Chief Executive Officer.

Amendment of Certificate of Incorporation or Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be eligible to cast in an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification for our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The indemnification agreements that we have entered into with each of our current executive officers and that we intend to enter into with each of our directors and executive officers may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the Delaware General Corporation Law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law a director or officer may not be exculpated for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

●	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding.

We have entered into separate indemnification agreements with each of our current executive officers and plan to enter into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees) judgments, fines and amounts paid in settlement (if such settlement is approved in advance by us) actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Dissenters’ Rights of Appraisal and Payment

Under the Delaware General Corporation Law, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Cadrenal Therapeutics, Inc. Pursuant to the Delaware General Corporation Law, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the Delaware General Corporation Law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214.

Trading Symbol and Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise except as set forth in the warrant, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, best efforts public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers, agents or other purchasers, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

●	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may sell securities in an “at the market” offering that may be made from time to time for our common stock through or to a sales agent or principal. We will name any sales agent involved in the offering and sale of securities, and we will describe any commissions we will pay the sales agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters, dealers or agents who are qualified market makers may engage on the Nasdaq Capital Market in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Blank Rome LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

WithumSmith+Brown, PC, our independent registered public accounting firm, has audited the financial statements of Cadrenal Therapeutics, Inc. included in our Annual Report on Form 10-K as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from January 25, 2022 (inception) to December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our SEC filings are also available on our website, www.cadrenal.com under the heading “Investors—SEC Filings.” The reference to our website is an inactive textual reference only, the information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-41596. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2023 filed with the SEC on March 11, 2024;

●	Our Current Report on Form 8-K filed with the SEC on February 12, 2024, March 5, 2024, and March 11, 2024;

●	Our Current Report on Form 8-K/A filed with the SEC on February 15, 2024; and

●	The description of our common stock is set forth in our registration statement on Form 8-A filed with the SEC on January 17, 2023, as updated by the description of our common stock filed as Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus and before the completion of the offering of the securities included in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cadrenal Therapeutics, Inc.

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

Telephone: (904) 300-0701

Attn: Investor Relations

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

Up to $2,512,330 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

December 20, 2024